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Exhibit 10.29

AMENDMENT NO.1
TO THE DISTRIBUTION & INVENTORY MANAGEMENT
SERVICES AGREEMENT

        THIS AMENDMENT NO. 1, dated as of December 10th, 2004 (the "Amendment"), by and between McKesson Corporation, a Delaware corporation with its principal place of business located at One Post Street, San Francisco, CA 94104-5296 ("McKesson"), and Prometheus Laboratories Inc. ("Prometheus"), amends the Distribution & Inventory Management Services Agreement, dated as of May 1st, by and between McKesson and Prometheus, as follows (unless otherwise defined herein, all capitalized terms shall have the same meaning ascribed to them in the Agreement):

  1.
  Addition of a New Product NDC# to Distribution and Inventory Management Services Agreement

        The Distribution & Inventory Management Services Agreement by and between McKesson and Prometheus shall be amended to expand the Exhibit A Products section to include one (1) new NDC Product #'s as follows:

Current NDC#	Product Description
00186-0702-10	Entocort® EC 3mg Capsules

        The new NDC # will be added to the Distribution & Inventory management Services Agreement Exhibit A Products section and have an effective date of January 1st, 2005.

        All other Terms and Conditions of the Distribution & Inventory Management Services Agreements will remain in effect.

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first set forth above.

Prometheus Laboratories Inc.		McKesson Corporation
By:	/s/ JOSEPH M. LIMBER	By:	/s/ MARK MILLER
President and Chief Executive Officer Prometheus Laboratories Inc.		VP of Investment Purchasing McKesson Corporation

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  Exhibit 10.29